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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                Hadco Corporation
                      ------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         Massachusetts                                     04-2393279
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       (State of Incorporation                           (IRS Employer
         or Organization)                               Identification No.)

                  12A Manor Parkway, Salem, New Hampshire 03079
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               (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [ ]

Securities Act registration statement file number to which this form relates:
Not applicable

       Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                   Name of each exchange on which
     to be so registered                   each class is to be registered
     -------------------                   ------------------------------
        Common Stock                          New York Stock Exchange
       Purchase Rights

        Securities to be registered pursuant to Section 12(g) of the Act:

        -----------------------------------------------------------------
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered

      Information concerning the Registrant's Common Stock Purchase Rights is contained in the section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, File No. 0-12102, filed on August 23, 1995 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended by the Registrant's Registration Statement on Form 8-A, File No. 0-12102, filed on September 28, 1999 pursuant to Section 12(b) of the Exchange Act and as amended by the Registrant's Registration Statement on Form 8-A, File No. 0-12102, filed on March 20, 2000 pursuant to Section 12(b) of the Exchange Act and as amended by the Registrant's Registration Statement on Form 8-A, File No. 0-12102, filed on March 29, 2000 pursuant to Section 12(b) of the Exchange Act. The Registrant held a meeting of the Board of Directors on April 17, 2000 at which the Registrant was authorized to enter into Amendment No. 3, dated as of April 17, 2000, to the Rights Agreement, dated as of August 22, 1995 between the Registrant and The First National Bank of Boston, as amended by Amendment No. 1 dated March 18, 2000 and as amended by Amendment No. 2 dated March 28, 2000.

Item 2.  Exhibits

Exhibit No.                                    Exhibit
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     1.         Rights Agreement, dated as of August 22, 1995, between Hadco
                Corporation and The First National Bank of Boston (filed as
                Exhibit 1 to the Registration Statement on Form 8-A, File No. 0-12102, filed on August 23, 1995 and incorporated herein by reference).

     2. Amendment No. 1, dated as of March 18, 2000, to the Rights Agreement, dated as of August 22, 1995, between Hadco Corporation and The First National Bank of Boston (filed as
                Exhibit 2 to the Registration Statement on Form 8-A, File No. 0-12102, filed on March 20, 2000 and incorporated herein by reference).

     3. Amendment No. 2, dated as of March 28, 2000, to the Rights Agreement, dated as of August 22, 1995, between Hadco Corporation and the First National Bank of Boston, as amended by Amendment No. 1 dated March 18, 2000 (filed as Exhibit 2 to the Registration Statement on Form 8-A, File No. 0-12102, filed on March 29, 2000 and incorporated herein by reference).

     4. Amendment No. 3, dated as of April 17, 2000, to the Rights Agreement, dated as of August 22, 1995, between Hadco Corporation and the First National Bank of Boston, as amended by Amendment No. 1 dated March 18, 2000 and Amendment No. 2 dated March 28, 2000.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      HADCO CORPORATION



                                      By: /s/ F. Gordon Bitter
                                         ---------------------------------------
                                         Name:  F. Gordon Bitter
                                         Title: Senior Vice President and
                                                Chief Financial Officer

Date:    April 17, 2000